Exhibit 10.5
VOTING RIGHTS PROXY AGREEMENT
投票权代理协议

This Voting Rights Proxy Agreement (the “Agreement”) is entered into in Chongqing, People’s Republic of China (“PRC” or “China”) as of December 15, 2009 by and among Chongqing Ran Ji Industrial Co., Ltd. (“Party A”) and the undersigned shareholders (the “Shareholders”) of Chongqing Foguang Tourism Development (Group) Co., Ltd. (“Foguang”).  Party A and the Shareholders are each referred to in this Agreement as a “Party” and collectively as the “Parties”. Foguang is made a party to this Agreement for the purpose of acknowledging the Agreement.

本《投票权代理协议》（“本协议”）于2009年12月15日在中华人民共和国（“PRC”或“中国”）重庆市，由重庆冉记实业有限公司（“甲方”）以及以下签字的重庆市佛光旅游开发（集团）有限公司（“佛光”）各股东（“股东”）签署。甲方和股东分别称为“一方”，总称为“各方”。佛光作为本协议签字一方是为认知本协议之目的。

RECITALS
陈述

1.           Party A, a company incorporated in the PRC as a foreign investment enterprise, specializes in consulting for the tourism development industry, and Foguang is engaged in the development of tourism project, cemetery management, funeral ashes, planting of flowers, nursery stock and Chinese herbal, biomass research, production and marketing of arts and crafts, and designing of the landscape (collectively the “Business”). Party A and Foguang have entered into a certain Consulting Services Agreement dated December 15, 2009 (the “Consulting Services Agreement”) in connection with the Business.

    甲方为根据中国法成立的外商独资企业，专业旅游开发和咨询业务；并且佛光主要从事旅游项目开发，公墓经营，骨灰安葬，花卉苗木及中药材种植，生物质能研究，生产、销售工艺美术品，园林绿化设计业务（总称为“业务”）。甲方与佛光在2009年9月__日签订了《咨询服务协议》（“服务协议”），根据该协议，由甲方为佛光提供与佛光业务有关的咨询服务。

2．           The Shareholders are shareholders of Foguang, each legally holding such amount of equity interest of Foguang as set forth on the signature page of this Agreement and collectively holding 100% of the equity interests of Foguang (collectively the “Equity Interest”).

        股东按照本协议签字页载明的数额合法持佛光的股权，前述股权合计构成佛光100%的股权（以下统称“股权”）。

3.           In connection with the Consulting Services Agreement, the Parties have entered into a certain Operating Agreement dated December 15, 2009, pursuant to which the Shareholders now desire to grant to Party A proxy to vote the Equity Interest for the maximum period of time permitted by law in consideration of Party A’s obligations thereunder.

    在签字服务协议时，各方同时签署一份《经营协议》。根据经营协议的需求，作为甲方在本协议下义务的对价，股东同意在法律允许的最长期限内授予甲方全部股权投票权利。甲方认可并接受该权利。

NOW THEREFORE, the Parties agree as follows:

鉴于此，各方达成如下协议：

1.           The Shareholders hereby agree to irrevocably grant and entrust Party A, for the maximum period of time permitted by law, with all of their voting rights as shareholders of Foguang.  Party A shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of Foguang.

      股东在此同意不可撤销地许可和授权甲方，在法律允许的最长期限内，行使佛光股东的投票权。甲方应当根据中国法律和佛光的公司章程行使该投票权。

2.           Party A may establish and amend rules to govern how Party A shall exercise the powers granted by the Shareholders herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize the exercise of the voting rights granted by the Shareholders, and Party A shall only proceed in accordance with such rules.

     甲方可以设立或修改适用于有关如何行使股东所赋予的权力的规则，包括但不限于行使投票权授权所需的甲方董事人数或比例。甲方应仅根据上述规则进行行为。

3.           The Shareholders shall not transfer or cause to be transferred the Equity Interest to any party (other than Party A or such designee of Party A).  Each Shareholder acknowledges that it will continue to perform its obligations under this Agreement even if one or more of other Shareholders no longer hold any part of the Equity Interest.

     股东不得转让股权或导致股权转让给除甲方或甲方指定人以外的其他人。每位股东同意：即使任何其他股东不再持有公司的股权的任何部分，其也将继续履行本协议。

4.           This Proxy Agreement has been duly executed by the Parties as of the date first set forth above, and in the event that a Party is not a natural person, then such Party’s action has been duly authorized by all necessary corporate or other action and executed and delivered by such Party’s duly authorized representatives.  This Agreement shall take effect upon the execution of this Agreement.

     本协议由各方于首页载明之日期依法签署，在一方不是自然人的情况下，该协议方的作为已通过必要措施有效授权，并由该协议方的授权代表签署、交付。本协议应在签订时生效。

5.           Each Shareholder represents and warrants to Party A that such Shareholder owns such amount of the Equity Interest as set forth next to its name on the signature page below, free and clear of all liens and encumbrances, and such Shareholder has not granted to any party, other than Party A, a power of attorney or proxy over any of such amount of the Equity Interest or any of such Shareholder’s rights as a shareholder of Foguang.  Each Shareholder further represents and warrants that the execution and delivery of this Agreement by such Shareholder shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to such Shareholder.

    每位股东向甲方陈述和保证：该股东拥有所有在签字页姓名以下显示的股权数额，并且没有任何担保和权利负担。该股东未向除甲方以外的任何人授予任何股权和作为佛光股东的权利的授权书或委托书。每位股东进一步陈述和保证其签署或交付本协议不违反适用于该股东的法律、法规、司法决定、行政命令、仲裁裁决、协议、合同或契约。

6.           This Agreement may not be terminated without the unanimous consent of all Parties, except that Party A may, by giving a thirty (30) day prior written notice to the Shareholders, terminate this Agreement, with or without cause.

       除非甲方因任何原因提前30天书面通知可以终止本协议外，本协议非经各方一致同意不得终止。

7.           Any amendment to and/or rescission of this Agreement shall be in writing by the Parties.

      本协议的任何修改和/或解除都必须由协议各方通过书面形式进行。

8.           The execution, validity, creation and performance of this Agreement shall be governed by the laws of PRC.

       本协议的签署、效力、成立和履行应当适用中华人民共和国法律。

9.           This Agreement shall be executed in Six (6) duplicate originals in English, and each Party shall receive one (1) duplicate original, each of which shall be equally valid.

      本协议用英语签署六份，每一方持有一份，每一份都具有同等效力。

10.           The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations.  If the Parties cannot reach a settlement within 45 days following the negotiations, the dispute shall be submitted to be determined by arbitration through China International Economic and Trade Arbitration Commission (“CIETAC”) Shanghai Branch in accordance with CIETAC arbitration rules.  The determination of CIETAC shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction.

      如果因本协议产生争议，双方同意通过友好协商解决。如果双方不能在协商45日后达成一致，应提交中国国际经济贸易仲裁委员会上海分会依据其仲裁规则进行仲裁。仲裁裁决对各方具有最终约束效力，能够在具有管辖权的任何法院执行。

[SIGNATURE PAGE]
签字页
IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

兹证明，本协议由各方或者各方的法定代表人签订。

PARTY A:	Chongqing Ran Ji Industrial Co., Ltd.
甲方：	重庆冉记实业有限公司
	Legal/Authorized Representative:	/s/ RAN Yiyou
法定代表人/或被授权人(签字)
Name: RAN Yiyou 姓名: 冉义友
Title: Director and Legal Representative 职务: 董事，法定代表人

SIGNATURE PAGE FOR SHAREHOLDERS
股东签字页

SHAREHOLDERS: 股东:

/s/ RAN Yiyou
RAN Yiyou 冉义友
ID Card No.: 5123019630521001X 身份证号：5123019630521001X Owns 24% of Chongqing Foguang Tourism Development (Group) Co., Ltd. 持有重庆市佛光旅游开发（集团）股份有限公司24%的股权

/s/ FU Chaoyang
FU Chaoyang 傅朝阳
ID Card No.: 51232219460620699X 身份证号：51232219460620699X Owns 16.74% of Chongqing Foguang Tourism Development (Group) Co., Ltd. 持有重庆市佛光旅游开发（集团）股份有限公司16.74%的股权

/s/ CHEN Yang
CHEN Yang 陈佯
ID Card No.: 512301198204283729 身份证号：512301198204283729 Owns 24.36% of Chongqing Foguang Tourism Development (Group) Co., Ltd. 持有重庆市佛光旅游开发（集团）股份有限公司24.36%的股权

/s/ CHEN Jianquan
CHEN Jianquan 陈建权
ID Card No.: 512223197403245416 身份证号：512223197403245416_ Owns 27.9% of Chongqing Foguang Tourism Development (Group) Co., Ltd. 持有重庆市佛光旅游开发（集团）股份有限公司27.9%的股权

/s/ LIU Mingsheng
LIU Mingsheng 刘明生
ID Card No.: 510226195503303132 身份证号：510226195503303132 Owns 7% of Chongqing Foguang Tourism Development (Group) Co., Ltd. 持有重庆市佛光旅游开发（集团）股份有限公司7%的股权

ACKNOWLEDGED BY: 认知:
Chongqing Foguang Tourism Development (Group) Co., Ltd. 重庆市佛光旅游开发（集团）股份有限公司
Legal/Authorized Representative:	/s/ RAN Yiyou
法定代表人/或被授权人（签字）:
Name: RAN Yiyou 姓名: 冉义友
Title: Director and Legal Representative 职务: 董事，法定代表人